Exhibit 3.8

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 06/20/1991
731171020 – 529010

A. C. NIELSEN COMPANY

(A Delaware Corporation)

RESTATED CERTIFICATE OF INCORPORATION

(Original Certificate Filed October 24, 1958)

A. C. Nielsen Company, a corporation organized originally under the name of NIELSEN, INC. and existing under and by virtue of the General Corporation Law of the State of Delaware DOES HEREBY CERTIFY:

FIRST: The Board of Directors of A. C. Nielsen Company has duly adopted, in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware, without a vote of stockholders, a restated certificate of incorporation as set forth herein.

SECOND: The restated certificate of incorporation set forth herein only restates and integrates and does not further amend the provisions of the corporation’s certificate of incorporation as heretofore amended or supplemented, and there is no discrepancy between the provisions of the corporation’s certificate of incorporation as heretofore amended or supplemented and the provisions of the restated certificate of incorporation set forth herein.

THIRD: The provisions of the restated certificate of incorporation of A. C. Nielsen Company shall be as follows:

FIRST. The name of the Corporation is

A. C. NIELSEN COMPANY

SECOND. Its registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD. The nature of the business, or objects or purposes to be transacted, promoted or carried on are:

To investigate, secure information, prepare reports and render services or assistance relating to any business enterprise, or activity, or to equipment or methods used therein.

To carry on market research in all its phases.

To furnish services of every kind or description in or related to market research, advertising and general business and equipment or methods useful in connection therewith, including without limiting the generality of the foregoing, rendering services of all kinds in connection with merchandise couponing or other promotional or advertising methods or devices.

To engage in the business of advertising, printing and publishing.

To manufacture, own, install or operate all devices and appliances necessary or convenient for engaging in the business of market research, advertising, printing and publishing.

To do anything necessary or convenient in connection with the foregoing activities.

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH. The total number of shares and the par value, if any, of each class of stock which the Corporation has authorized is as follows: 1,000 shares of Common, par value $1.00 per share.

FIFTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the by-laws of the Corporation, including any which confer powers upon its Board of Directors in addition to the powers and authorities expressly conferred upon such board of statute.

SIXTH. 1. To the extent permitted by Delaware law from time to time in effect and subject to the provisions of paragraph (2) of this Article, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or preceding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (1) and (2) of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified by the Corporation against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

4. Any indemnification under paragraphs (1) and (2) of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said paragraphs (1) and (2). Such determinations shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel (compensated by the Corporation) in a written opinion, or (iii) by the stockholders.

5. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the manner provided in paragraph (4) of this Article upon receipt of an undertaking by on or behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

6. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of their heirs, executors and administrators of such a person.

7. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or of Section 145 of the General C Corporation Law of Delaware.

SEVENTH. No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

(a) The material facts as to his interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the board or committee in good faith authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors; or

(b) The material facts as to his interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

(c) The contract or transaction is fair to the corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the shareholders.

Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

EIGHTH. Meetings of the stockholders may be held outside the State of Delaware, if the by-laws so provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of this Corporation. Elections of directors need not be by ballot unless the by-laws of the Corporation shall so provide.

NINTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, subject to the limitations set forth in this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, said A. C. Nielsen Company has caused its corporate seal to be hereunto affixed and this certificate to be signed by James W. Carter, Jr., its Senior Vice President, and attested by Mary A. Dresdow, its Secretary, this 17th day of June 1991.

A. C. NIELSEN COMPANY

By	/s/ James W. Carter, Jr.
James W. Carter, Jr.
Senior Vice President

ATTEST:

/s/ Mary A. Dresdow
Secretary

STATE OF ILLINOIS	)
	)	SS.
COUNTY OF COOK	)

I, the undersigned, a Notary Public in and for the County and State aforesaid, DO HEREBY CERTIFY that James W. Carter, Jr. and Mary A. Dresdow, personally known to me to be the Senior Vice President and Secretary, respectively, of A. C. Nielsen Company, a Delaware corporation, and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, appeared before me this day in person and severally acknowledged that they signed and delivered the said instrument as Senior Vice President and Secretary of said corporation and caused the corporate seal of said corporation to be affixed thereto, pursuant to authority given by the Board of Directors of said corporation, as their free and voluntary act, and as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

GIVEN under my hand and seal this 17th day of June 1991.

(Notary Seal)

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 03:30 PM 06/27/1991
911785299 – 529010

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

A. C. NIELSEN INTERNATIONAL, INC.

INTO

A. C. NIELSEN COMPANY

A. C. Nielsen Company (hereinafter sometimes referred to as the “Corporation”), a corporation organized and existing under the laws of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That this Corporation was incorporated on the 24th day of October 1958, pursuant to the General Corporation Law of the State of Delaware.

SECOND: That this Corporation owns all of the outstanding shares of the stock of A. C. Nielsen International, Inc., a corporation incorporated on the 9th day of June 1971 pursuant to the General Corporation Law of the State of Delaware.

THIRD: That this Corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of its members, filed with the minutes of the Board, on the 4th day of June 1991:

RESOLVED, that A. C. Nielsen Company merge, and it hereby does merge into itself said A. C. Nielsen International, Inc., and assumes all of its obligations; and further

RESOLVED, that the merger shall be effective on July 1, 1991; and further

RESOLVED, that the proper officers of this corporation be and they hereby are directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said A. C. Nielsen International, Inc. and assume its liabilities thereof, and to cause the same to be filed with the Secretary of State and a certified copy recorded in the office of the Recorder of Deeds of New Castle County to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger.

IN WITNESS WHEREOF, A. C. Nielsen Company has caused this Certificate to be signed by James W. Carter, Jr., its Senior Vice President and General Counsel, and attested by Mary A. Dresdow, its Secretary, this 26th day of June 1991.

A. C. NIELSEN COMPANY

By	/s/ James W. Carter, Jr.
Senior Vice President and General Counsel

ATTEST:

By	/s/ Mary A. Dresdow
Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 10/03/1991
731276008 – 529010

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

A. C. NIELSEN COMPANY

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is A. C. Nielsen Company.

2. The certificate of incorporation of the corporation is hereby amended by striking out Article Fourth thereof and by substituting in lieu of said Article the following new Article:

“FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is one thousand sixty (1,060) shares of Common Stock divided into two classes, consisting of one thousand (1,000) shares of the par value of $1.00 per share designated as Voting Common Stock and sixty (60) shares of the par value of $500,000 per share designated as Non-Voting Common Stock.

Except as herein provided with respect to voting rights, the holders of the Voting Common Stock and the holders of the Non-Voting Common Stock shall be entitled to the same rights and privileges, and shall share equally, share and share alike, in the distribution of any funds which the Board of Directors may declare or set aside or pay out as dividends, and shall share equally, share and share alike, in the distribution of all assets of the corporation after the payment of its debts or liabilities in the event of any liquidation, dissolution or winding up of the corporation, and shall be alike in all other respects.

Except as otherwise provided by law or this Certificate of Incorporation, each share of Voting Common Stock of the Corporation shall entitle the holder thereof to one vote in respect thereof on each matter submitted for a vote at any meeting of stockholders of the Corporation and the holders of Non-Voting Common Stock shall not be entitled to notice of or to vote at any meeting of stockholders of the Corporation. In any case in which the vote of shares of a particular class is required by law or this Certificate of Incorporation, every holder of shares of stock of such class shall have full voting rights with respect thereto, whether or not such holder is also interested in the subject matter of the vote as of holder of shares of another class.”

3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed and attested to on October 2, 1991.

/s/ James W. Carter, Jr.
James W. Carter, Jr., Senior Vice President

Attest:

/s/ Mary A. Dresdow
Mary A. Dresdow, Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:00 PM 12/30/1991
731364220 – 529010

CERTIFICATE OF MERGER

OF

LOGISTICS DATA SYSTEMS, INC.

AND

LDS HOLDING COMPANY INC.

INTO

A. C. NIELSEN COMPANY

The undersigned corporation

DOES HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

Name	State of Incorporation
Logistics Data Systems, Inc.	Maryland
LDS Holding Company Inc.	Maryland
A. C. Nielsen Company	Delaware

SECOND: That an Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of section 242 of the General Corporation Law of Delaware.

THIRD: That the name of the surviving corporation is A. C. Nielsen Company, a Delaware corporation.

FOURTH: That the Restated Certificate of Incorporation of A. C. Nielsen Company, a Delaware corporation which is surviving the merger, shall be the Certificate of Incorporation of the surviving corporation.

FIFTH: That the executed Agreement of Merger is on file at the principal place of business of the surviving corporation, the address of which is Nielsen Plaza, Northbrook, Illinois 60062.

SIXTH: That a copy of the Agreement of Merger will be furnished on request and without cost, to any stockholder of any constituent corporation.

SEVENTH: The authorized capital stock of each corporation which is a party to the merger is as follows:

Corporation	Class	Number of Shares	Par Value Per Share
Logistics Data Systems, Inc.	Common	10,000	$.01
LDS Holding Company, Inc.	Common	10,000	$.01
A. C. Nielsen Company	Voting Common	1,000	$1.00
	Non-Voting Common	60	$500,000

EIGHTH: That this Certificate of Merger shall be effective at the close of business on December 31, 1991.

Dated: December 30, 1991

A. C. NIELSEN COMPANY

By	/s/ James W. Carter, Jr.
James W. Carter, Jr.
Senior Vice President

ATTEST:

By	/s/ Mary A. Dresdow
Mary A. Dresdow, Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:01 PM 12/30/1991
731364221 – 529010

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

NPD/NIELSEN INC.

INTO

A. C. NIELSEN COMPANY

A. C. Nielsen Company (hereinafter sometimes referred to as the “Corporation”), a corporation organized and existing under the laws of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That this Corporation was incorporated on the 24th day of October 1958, pursuant to the General Corporation Law of the State of Delaware.

SECOND: That this Corporation owns all of the issued and outstanding shares of the stock of NPD/Nielsen Inc., a corporation incorporated on the 26th day of May 1987 pursuant to the General Corporation Law of the State of Delaware.

THIRD: That this Corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of its members, filed with the minutes of the Board, on the 19th day of December 1991:

RESOLVED, that A. C. Nielsen Company merge, and it hereby does merge into itself said NPD/Nielsen Inc., and all of the estate, property, rights, privileges, powers and franchises of NPD/Nielsen Inc. be vested in and held and enjoyed by this Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by NPD/Nielsen Inc. in its name; and further

RESOLVED, that this Corporation shall assume all of the obligations of NPD/Nielsen Inc.; and further

RESOLVED, that the merger shall be effective as of the close of business on December 31, 1991; and further

RESOLVED, that the proper officers of this corporation be and they hereby are directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said NPD/Nielsen Inc. into A. C. Nielsen Company and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and a certified copy recorded in the office of the Recorder of Deeds of New Castle County and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger.

IN WITNESS WHEREOF, A. C. Nielsen Company has caused this Certificate to be signed by James W. Carter, Jr., its Senior Vice President and attested by Mary A. Dresdow, its Secretary, this 30th day of December 1991.

A. C. NIELSEN COMPANY

By	/s/ James W. Carter, Jr.
Senior Vice President

ATTEST:

By	/s/ Mary A. Dresdow
Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:01 AM 08/30/1996
960254502 - 529010

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

ADDEX, INC.

WITH AND INTO

A. C. NIELSEN COMPANY

(Pursuant to Section 253 of the General

Corporation Law of the State of Delaware)

A. C. Nielsen Company, a Delaware corporation (the “Corporation”), hereby certifies as follows:

FIRST: That the Corporation is incorporated under the General Corporation Law of the State of Delaware.

SECOND: That the Corporation owns all of the issued and outstanding shares of each class of the stock of Addex, Inc., a Delaware corporation.

THIRD: That the Corporation determined to merge Addex with and into the Corporation pursuant to and in accordance with the following resolutions of the Corporation’s Board of Directors, which were duly adopted as of the 17th day of July, 1996:

WHEREAS, the Board of Directors of A. C. Nielsen Company (the “Corporation”) has determined that it is in the best interest of the Corporation to merge its wholly-owned subsidiary, Addex, Inc., a Delaware corporation (“Addex”), with and into the Corporation and to assume all of Addex’s obligations, pursuant to and in accordance with Section 253 of the General Corporation Law of the State of Delaware;

NOW THEREFORE, BE IT RESOLVED, that the Corporation merge Addex with and into the Corporation and that the Corporation assume all of Addex’s obligations, pursuant to and in accordance with Section 253 of the General Corporation Law of the State of Delaware;

RESOLVED FURTHER, that the Assistant Secretary of the Corporation be, and hereby is, authorized and directed to execute and file, or cause to be filed, with the Secretary of State of the State of Delaware a certificate of ownership and merger which sets forth a copy of the resolutions of the Board of Directors of the Corporation to so merge Addex with and into the Corporation and the effective date of adoption of such resolutions; and

RESOLVED FURTHER, that the officers of the Corporation be, and hereby are, authorized to undertake such other actions and to execute and deliver such other documents as shall be necessary or appropriate in order to effectuate the merger of Addex with and into the Corporation in accordance with the foregoing resolutions.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by Ellenore O’Hanrahan, its Assistant Secretary, this 30th day of August, 1996.

A. C. NIELSEN COMPANY

By	/s/ Ellenore O’Hanrahan
Ellenore O’Hanrahan
Assistant Secretary